UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)— May 5, 2010

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

(d)              Exhibit 99.1 — Press Release dated May 5, 2010.

Item 2.02 and Item 7.01.  Results of Operations and Financial Condition; Regulation FD Disclosure

Plains All American Pipeline, L.P. (the “Partnership”) today issued a press release reporting its first-quarter 2010 results.  We are furnishing the press release, attached as Exhibit 99.1, pursuant to Item 2.02 and Item 7.01 of Form 8-K.  Pursuant to Item 7.01 we are providing detailed guidance for financial performance for the second quarter and second half of calendar 2010.  In accordance with General Instruction B.2. of Form 8-K, the information presented herein under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Disclosure of Second Quarter and Second Half 2010 Guidance

EBIT and EBITDA (each as defined below in Note 1 to the “Operating and Financial Guidance” table) are non-GAAP financial measures. Net income and cash flows from operating activities are the most directly comparable GAAP measures to EBIT and EBITDA. In Note 9 below, we reconcile net income to EBIT and EBITDA for the 2010 guidance periods presented. It is, however, impractical to reconcile EBIT and EBITDA to cash flows from operating activities for a forecasted period. We encourage you to visit our website at www.paalp.com (in particular the section entitled “Non-GAAP Reconciliation”), which presents a historical reconciliation of certain commonly used non-GAAP financial measures, including EBIT and EBITDA. We present EBIT and EBITDA because we believe they provide additional information with respect to both the performance of our fundamental business activities and our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze partnership performance. In addition, we have highlighted the impact of our equity compensation plans, gains and losses from other derivative activities, and PNGS contingent consideration fair value adjustment on Segment Profit, EBITDA, Net Income and Net Income per Basic and Diluted Limited Partner Unit.

We based our guidance for the three-month period ending June 30, 2010 and the six-month and twelve-month periods ending December 31, 2010 on assumptions and estimates that we believe are reasonable given our assessment of historical trends (modified for changes in market conditions), business cycles and other reasonably available information. Projections covering multi-quarter periods contemplate inter-period changes in future performance resulting from new expansion projects, seasonal operational changes (such as LPG sales) and acquisition synergies. Our assumptions and future performance, however, are both subject to a wide range of business risks and uncertainties, so no assurance can be provided that actual performance will fall within the guidance ranges. Please refer to information under the caption “Forward-Looking Statements and Associated Risks” below. These risks and uncertainties, as well as other unforeseeable risks and uncertainties, could cause our actual results to differ materially from those in the following table. The operating and financial guidance provided below is given as of the date hereof, based on information known to us as of May 4, 2010. We undertake no obligation to publicly update or revise any forward-looking statements.

Plains All American Pipeline, L.P.

Operating and Financial Guidance

(in millions, except per unit data)

	Actual	Guidance (1)
	3 Months	3 Months Ending		6 Months Ending		12 Months Ending
	Ended	June 30, 2010		December 31, 2010		December 31, 2010
	3/31/2010	Low	High	Low	High	Low	High
Segment Profit
Net revenues (including equity earnings from unconsolidated entities)	$503	$461	$478	$973	$988	$1,937	$1,969
Field operating costs	(162)	(189)	(184)	(356)	(351)	(707)	(697)
General and administrative expenses	(62)	(56)	(54)	(106)	(101)	(224)	(217)
	279	216	240	511	536	1,006	1,055
Depreciation and amortization expense	(67)	(68)	(65)	(132)	(127)	(267)	(259)
Interest expense, net	(58)	(61)	(59)	(126)	(122)	(245)	(239)
Income tax expense	—	(2)	(1)	(2)	(1)	(4)	(2)
Other income (expense), net	(3)	(1)	—	(1)	(1)	(5)	(4)
Net Income	$151	$84	$115	$250	$285	$485	$551
Less: Net income attributable to the noncontrolling interest	—	(3)	(2)	(7)	(6)	(10)	(8)
Net Income attributable to Plains	$151	$81	$113	$243	$279	$475	$543

Net Income to Limited Partners	$112	$41	$72	$157	$192	$310	$376
Basic Net Income Per Limited Partner Unit
Weighted Average Units Outstanding	136	136	136	136	136	136	136
Net Income Per Unit	$0.80	$0.28	$0.51	$1.13	$1.39	$2.21	$2.70

Diluted Net Income Per Limited Partner Unit
Weighted Average Units Outstanding	137	137	137	137	137	137	137
Net Income Per Unit	$0.80	$0.28	$0.51	$1.12	$1.38	$2.20	$2.68

EBIT	$209	$147	$175	$378	$408	$734	$792
EBITDA	$276	$215	$240	$510	$535	$1,001	$1,051

Selected Items Impacting Comparability
Equity compensation charge	$(14)	$(10)	$(10)	$(15)	$(15)	$(39)	$(39)
Gains / (Losses) from other derivative activities	19	—	—	—	—	19	19
PNGS contingent consideration fair value adjustment	(1)	—	—	—	—	(1)	(1)
	$4	$(10)	$(10)	$(15)	$(15)	$(21)	$(21)

Excluding Selected Items Impacting Comparability
Adjusted Segment Profit
Transportation	$134	$123	$128	$275	$280	$532	$542
Facilities	61	64	67	139	142	264	270
Supply and Logistics	79	38	55	112	129	229	263
Other Income (Expense), net	(2)	—	—	(1)	(1)	(3)	(3)
Adjusted EBITDA	$272	$225	$250	$525	$550	$1,022	$1,072
Adjusted Net Income attributable to Plains	$147	$91	$123	$258	$294	$496	$564
Adjusted Basic Net Income per Limited Partner Unit	$0.78	$0.36	$0.59	$1.24	$1.50	$2.38	$2.87
Adjusted Diluted Net Income per Limited Partner Unit	$0.77	$0.36	$0.59	$1.23	$1.49	$2.36	$2.85

(1)             The projected average foreign exchange rate is $1.02 and $1.05 Canadian dollar to $1 U.S. Dollar, respectively for the three months ending June 30, 2010 and six months ending December 31, 2010. The rate as of May 4, 2010 was $1.025 Canadian dollar to $1 U.S. Dollar. A $0.10 change in the FX rate will impact EBITDA for the last nine months of 2010 by approximately $9 million.

Notes and Significant Assumptions:

1.                                                                                       Definitions.

EBIT	Earnings before interest and taxes
EBITDA	Earnings before interest, taxes and depreciation and amortization expense
Segment Profit	Net revenues (including equity earnings, as applicable) less field operating costs and segment general and administrative expenses
Bbls/d	Barrels per day
Bcf	Billion cubic feet
LTIP	Long-Term Incentive Plan
LPG	Liquefied petroleum gas and other natural gas-related petroleum products (primarily propane and butane)
FX	Foreign currency exchange
General partner (GP)

As the context requires, “general partner” refers to any or all of (i) PAA GP LLC, the owner of our 2% general partner interest, (ii) Plains AAP, L.P., the sole member of PAA GP LLC and owner of our incentive distribution rights and (iii) Plains All American GP LLC, the general partner of Plains AAP, L.P.

Class B units	Class B units of Plains AAP, L.P.
PNGS	PAA Natural Gas Storage, LLC

2.                      Operating Segments.  We manage our operations through three operating segments: (i) Transportation, (ii) Facilities and (iii) Supply and Logistics. The following is a brief explanation of the operating activities for each segment as well as key metrics.

a.               Transportation.   Our transportation segment operations generally consist of fee-based activities associated with transporting crude oil and refined products on pipelines, gathering systems, trucks and barges. We generate revenue through a combination of tariffs, third-party leases of pipeline capacity and transportation fees. Our transportation segment also includes our equity earnings from our investments in the Butte and Frontier pipeline systems and Settoon Towing, in which we own noncontrolling interests.

Pipeline volume estimates are based on historical trends, anticipated future operating performance and completion of internal growth projects. Actual volumes are influenced by maintenance schedules at refineries, production declines, weather and other natural disasters including hurricanes, changes in the quantity of inventory held in tanks, and other external factors beyond our control. We forecast adjusted segment profit using the volume assumptions in the table below, priced at forecasted tariff rates, less estimated field operating costs and G&A expenses. Field operating costs do not include depreciation. Actual segment profit could vary materially depending on the level and mix of volumes transported or expenses incurred during the period.

The following table summarizes our total pipeline volumes and highlights major systems that are significant either in total volumes transported or in contribution to total transportation segment profit.

	Actual	2010 Guidance
	Three Months	Three Months		Six Months		Twelve Months
	Ended	Ending		Ending		Ending
	March 31,	June 30,		December 31,		December 31,
Average Daily Volumes (000 Bbls/d)
All American	39	40		40		40
Basin	358	385		390		381
Capline	159	210		225		205
Line 63 / 2000	110	130		130		125
Salt Lake City Area Systems (1)	128	135		140		136
West Texas / New Mexico Area Systems (1)	365	375		385		378
Rainbow	192	190		190		190
Manito	61	60		60		60
Rangeland	48	50		50		50
Refined Products	115	115		115		115
Other	1,130	1,145		1,150		1,144
	2,705	2,835		2,875		2,824
Trucking	88	90		85		87
	2,793	2,925		2,960		2,911
Segment Profit per Barrel ($/Bbl)
Excluding Selected Items Impacting Comparability	$0.53	$0.47	(2)	$0.51	(2)	$0.51	(2)

(1)  The aggregate of multiple systems in the respective areas.

(2)  Mid-point of guidance.

b.                   Facilities.  Our facilities segment operations generally consist of fee-based activities associated with providing storage, terminalling and throughput services for crude oil, refined products, LPG and natural gas, as well as LPG fractionation and isomerization services. We generate revenue through a combination of month-to-month and multi-year leases and processing arrangements.

We forecast adjusted segment profit using the volume assumptions in the table below, priced at forecasted rates, less estimated field operating costs and G&A expenses. Field operating costs do not include depreciation.

	Actual	2010 Guidance
	Three Months	Three Months		Six Months		Twelve Months
	Ended	Ending		Ending		Ending
	March 31,	June 30,		December 31,		December 31,
Operating Data
Crude oil, refined products and LPG storage (MMBbls/Mo.)	59	61		62		61
Natural Gas Storage (Bcf/Mo.)	40	50		50		48
LPG Processing (MBbl/d)	11	19		18		17
Facilities Activities Total (1)
Avg. Capacity (MMBbls/Mo.)	66	70		71		69

Segment Profit per Barrel ($/Bbl)
Excluding Selected Items Impacting Comparability	$0.31	$0.31	(2)	$0.33	(2)	$0.32	(2)

(1)             Calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to barrel of crude oil ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

(2)             Mid-point of guidance.

c.               Supply and Logistics.  Our supply and logistics segment operations generally consist of the following activities:

•

the purchase of crude oil at the wellhead and the bulk purchase of crude oil at pipeline and terminal facilities, as well as the purchase of foreign cargoes at their load port and various other locations in transit;

•	the storage of inventory during contango market conditions and the seasonal storage of LPG;

•	the purchase of refined products and LPG from producers, refiners and other marketers;

•	the resale or exchange of crude oil, refined products and LPG at various points along the distribution chain to refiners or other resellers to maximize profits; and

•	the transportation of crude oil, refined products and LPG on trucks, barges, railcars, pipelines and ocean-going vessels to our terminals and third-party terminals.

The level of profit in the supply and logistics segment is influenced by overall market structure and the degree of volatility in the crude oil market as well as variable operating expenses. Forecasted operating results for the three-month period ending June 30, 2010 reflect the current market structure and seasonal, weather-related variations in LPG sales.  The second half of 2010 reflects our expectation of normal winter weather for our LPG business.  Variations in weather, market structure or volatility could cause actual results to differ materially from forecasted results.

We forecast adjusted segment profit using the volume assumptions stated below, as well as estimates of unit margins, field operating costs, G&A expenses and carrying costs for contango inventory, based on current and anticipated market conditions.  Actual volumes are influenced by temporary market-driven storage and withdrawal of oil, maintenance schedules at refineries, production declines, weather, and other external factors beyond our control.  Field operating costs do not include depreciation. Realized unit margins for any given lease-gathered barrel could vary significantly based on a variety of factors including location, quality and contract structure.  Accordingly, the projected segment profit per barrel can vary significantly even if aggregate volumes are in line with the forecasted levels.

	Actual	2010 Guidance
	Three Months	Three Months		Six Months		Twelve Months
	Ended	Ending		Ending		Ending
	March 31,	June 30,		December 31,		December 31,
Average Daily Volumes (MBbl/d)
Crude Oil Lease Gathering Purchases	603	630		630		623
LPG Sales	134	75		135		120
Refined Products Sales	39	40		50		45
Waterborne foreign crude oil imported	72	55		55		59
	848	800		870		847

Segment Profit per Barrel ($/Bbl)
Excluding Selected Items Impacting Comparability	$1.04	$0.64	(1)	$0.75	(1)	$0.80	(1)

(1) Mid-point of guidance.

3.                      Depreciation and Amortization.   We forecast depreciation and amortization based on our existing depreciable assets, forecasted capital expenditures and projected in-service dates.  Depreciation may vary during any one period due to gains and losses on intermittent sales of assets, asset retirement obligations, asset impairments or foreign exchange rates.

4.                      Acquisitions and Other Capital Expenditures.   Although acquisitions constitute a key element of our growth strategy, the forecasted results and associated estimates do not include any forecasts for acquisitions to which we may commit after the date hereof. We forecast capital expenditures during calendar 2010 to be approximately $360 million for expansion projects with an additional $85 million for maintenance capital projects. During the first three months of 2010, we spent $76 million and $11 million, respectively, for expansion and maintenance projects.  Following are some of the more notable projects and forecasted expenditures for the year ending December 31, 2010:

Calendar 2010
(in millions)
Expansion Capital
• PAA Natural Gas Storage	$95
• Patoka Phase III	24
• West Texas gathering lines	18
• Cushing - Phase VII	17
• St. James - Phase III tankage	15
• Cushing - Phase VIII	15
• Wichita Falls tankage	11
• Bumstead facility upgrade	10
• Other projects (1)	155
360
Maintenance Capital	85
Total Projected Capital Expenditures (excluding acquisitions)	$445

(1)             Primarily pipeline connections and upgrades, truck stations, new tank construction and refurbishing, and carry-over of projects started in 2009.

5.                     Capital Structure.  This guidance is based on our capital structure as of March 31, 2010 as adjusted to give effect of the sale of 23% of our natural gas storage business that closed on May 5, 2010.  The results of the natural gas storage business will continue to be consolidated in our financial statements with respect to our 77% interest, however, all third party equity in the assets will be reported as a non-controlling interest, where appropriate.

6.                     Interest Expense.   Debt balances are projected based on estimated cash flows, estimated distribution rates, estimated capital expenditures for maintenance and expansion projects, expected timing of collections and payments, and forecasted levels of inventory and other working capital sources and uses.  Interest rate assumptions for variable rate debt are based on the current forward LIBOR curve.

Included in interest expense are commitment fees, amortization of long-term debt discounts or premiums, deferred amounts associated with terminated interest-rate hedges and interest on short-term debt for non-contango inventory (primarily hedged LPG inventory and New York Mercantile Exchange and IntercontinentalExchange margin deposits). Interest expense is net of amounts capitalized for major expansion capital projects and does not include interest on borrowings for inventory stored in a contango market. We treat interest on contango-related borrowings as carrying costs of crude oil and include it in purchases and related costs.

7.                     Net Income per Unit.   Basic net income per limited partner unit is calculated by dividing net income allocated to limited partners by the basic weighted average units outstanding during the period.

	Actual	Guidance (in millions, except per unit data)
	3 Months	3 Months Ending		6 Months Ending		12 Months Ending
	Ended	June 30, 2010		December 31, 2010		December 31, 2010
	3/31/2010	Low	High	Low	High	Low	High
Numerator for basic and diluted earnings per limited partner unit:
Net Income attributable to Plains	$151	$81	$113	$243	$279	$475	$543
Less: General partners incentive distribution paid (1)	(37)	(39)	(39)	(83)	(83)	(159)	(159)
Subtotal	114	42	74	160	196	316	384
Less: General partner 2% ownership (1)	(2)	(1)	(2)	(3)	(4)	(6)	(8)
Net income available to limited partners	112	41	72	157	192	310	376
Adjustment in accordance with application of the two-class method for MLPs (1)	(3)	(2)	(2)	(3)	(3)	(9)	(8)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$109	$39	$70	$154	$189	$301	$368

Denominator:
Basic weighted average number of limited partner units	136	136	136	136	136	136	136
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1	1	1	1
Diluted weighted average number of limited partner units	137	137	137	137	137	137	137

Basic net income per limited partner unit	$0.80	$0.28	$0.51	$1.13	$1.39	$2.21	$2.70
Diluted net income per limited partner unit	$0.80	$0.28	$0.51	$1.12	$1.38	$2.20	$2.68

(1)       We calculate net income to our general partner based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized within the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distribution over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLP’s.”

In conjunction with the Pacific, Rainbow and PNGS acquisitions, our general partner reduced the amounts due it as incentive distributions by an aggregate amount of $83 million. Approximately $65 million of this reduction was realized as of March 31, 2010.  Incentive distributions will be reduced by $10.75 million for the balance of 2010 and $7.25 million in 2011.

The relative amount of the incentive distribution varies directionally with the number of units outstanding and the level of the distribution on the units. Based on the current number of units outstanding, each $0.05 per unit annual increase or decrease in the distribution relative to forecasted amounts decreases or increases net income available for limited partners by approximately $7 million ($0.05 per unit) on an annualized basis.

8.                     Equity Compensation Plans.  The majority of grants outstanding under our equity compensation plans (LTIP and Class B units) contain vesting criteria that are based on a combination of performance benchmarks and service period. The grants will vest in various percentages, typically on the later to occur of specified earliest vesting dates and the dates on which minimum distribution levels are reached. Among the various grants outstanding as of May 5, 2010, estimated vesting dates range from May 2010 to May 2019 and annualized distribution levels range from $3.00 to $4.50. For some awards, a percentage of any units remaining unvested as of a date certain will vest on such date and all others are forfeited.

On April 13, 2010, we declared an annualized distribution of $3.74 payable on May 14, 2010 to our unitholders of record as of May 4, 2010. We have made the assessment that a $3.90 distribution level is probable of occurring and accordingly, for grants that vest at annualized distribution levels of $3.90 or less, guidance includes an accrual over the applicable service period at an assumed market price of approximately $57.00 per unit as well as the fair value associated with awards that will vest on a date certain.  The actual amount of equity compensation expense amortization in any given period will be directly influenced by (i) our unit price at the end of each reporting period, (ii) our unit price on the date of actual vesting, (iii) the amount of the amortization in the early years, (iv) the probability assessment of achieving future distribution rates, and (v) new equity compensation award grants. For example, a $3.00 change in the unit price assumption at June 30, 2010 would change the second-quarter equity compensation expense by approximately $6 million. Therefore, actual net income could differ materially from our projections.

9.                     Reconciliation of Net Income to EBIT and EBITDA.  The following table reconciles net income to EBIT and EBITDA, for the three-month guidance range ending June 30, 2010 and six-month and twelve-month guidance ranges ending December 31, 2010.

	Guidance
	3 Months Ending		6 Months Ending		12 Months Ending
	June 30, 2010		December 31, 2010		December 31, 2010
	Low	High	Low	High	Low	High
Reconciliation to EBITDA
Net Income	$84	$115	$250	$285	$485	$551
Interest expense	61	59	126	122	245	239
Income tax expense	2	1	2	1	4	2
EBIT	147	175	378	408	734	792
Depreciation and amortization	68	65	132	127	267	259
EBITDA	$215	$240	$510	$535	$1,001	$1,051

Forward-Looking Statements and Associated Risks

All statements included in this report, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements incorporating the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and “forecast,” as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of these words, however, does not mean that the statements are not forward-looking. These statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

•	failure to implement or capitalize on planned internal growth projects;

•	maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;

•	continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business;

•	the effectiveness of our risk management activities;

•	environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

•	abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems;

•	shortages or cost increases of power supplies, materials or labor;

•

the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves;

•

fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements;

•	the availability of, and our ability to consummate, acquisition or combination opportunities,

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•

the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations;

•	unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof);

•	the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations;

•	the effects of competition;

•	interruptions in service and fluctuations in tariffs or volumes on third-party pipelines;

•	increased costs or lack of availability of insurance;

•	fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;

•	the currency exchange rate of the Canadian dollar;

•	weather interference with business operations or project construction;

•	risks related to the development and operation of natural gas storage facilities;

•	future developments and circumstances at the time distributions are declared;

•	general economic, market or business conditions and the amplification of other risks caused by deteriorated financial markets, capital constraints and pervasive liquidity concerns; and

•

other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products.

We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the Securities and Exchange Commission, which information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PAA GP LLC, its general partner

	By:	PLAINS AAP, L. P., its sole member

	By:	PLAINS ALL AMERICAN GP LLC, its general partner

Date: May 5, 2010	By:	/s/ AL SWANSON
Name: Al Swanson
Title: Senior Vice President and
Chief Financial Officer